 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2023

IVERIC bio, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way
Parsippany, NJ 07054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (609) 474-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ISEE	The Nasdaq Global Select Market

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements of IVERIC bio, Inc. (the “Company”) that involve substantial risks and uncertainties. Any statements in this Form 8-K about the Company’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about the Company’s strategy, operations and future expectations and plans and prospects for the Company, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Form 8-K, the Company’s forward looking statements include statements about its cash, cash equivalents and available for sale securities balances, banking relationships and needs for additional financing. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s financial and operating results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements, including the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements represent the Company’s views only as of the date of this Form 8-K. The Company anticipates that subsequent events and developments may cause its views to change. While the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law.

Item 8.01 Other Events

The Company currently maintains a de minimis amount of cash and cash equivalents, in the low single digit millions of U.S. dollars, with Silicon Valley Bank ("SVB").

The Company is party to a loan and security agreement (the "Loan Agreement") with Hercules Capital, Inc. ("Hercules") and SVB, a copy of which is filed as Exhibit 10.23 to the Company's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on March 1, 2023. Under the Loan Agreement, Hercules and SVB severally agreed to fund term loans in multiple tranches up to an aggregate principal amount of $200,000,000, with an additional $50,000,000 available at the lenders' discretion. The Company has drawn $100,000,000 in principal to date. As previously disclosed, the Company plans to borrow an additional $25,000,000 during 2023, which is available following the achievement of the performance milestone relating to the U.S. Food and Drug Administration's acceptance for filing of the Company's new drug application for avacincaptad pegol for the treatment of geographic atrophy secondary to age-related macular degeneration. Hercules and its affiliates hold eighty percent (80%) and SVB holds twenty percent (20%) of the remaining term commitments under the Loan Agreement. If SVB is unable to fund its portion of the commitments for the $25 million tranche that the Company plans to borrow, the Company does not believe it would have a material effect on its cash balances or financial condition.

The Company reaffirms its estimate that its cash, cash equivalents, available for sale securities and committed loan facilities will be sufficient to fund its planned capital expenditure requirements, debt service obligations and operating expenses through at least the next twelve months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

Date: March 10, 2023	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

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